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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of InfoCure Corporation on Form S-8 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Prospectus of InfoCure Corporation filed pursuant to Rule 424(b)(4) on April 22, 1999, which constitutes part of the Registration Statement on Form S-3 (No. 333-71109), effective April 21, 1999.

                                          Deloitte & Touche LLP

Dayton, Ohio
June 27, 2000

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